AMENDMENT TO THE DYCOM INDUSTRIES, INC. 2012 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF NOVEMBER 21, 2017 This Amendment (the “Amendment”) to the Dycom Industries, Inc. 2012 Long-Term Incentive Plan, as Amended and Restated Effective as of November 21, 2017 (the “Plan”), is made effective as of the 21st day of May, 2019, by Dycom Industries, Inc., a Florida corporation (the “Company”). 1. Amendment to Section 5(a) of the Plan. The first sentence of Section 5(a) of the Plan is deleted and replaced with the following: (a) Plan Limit. Subject to adjustment in accordance with Section 13(b) of the Plan, the maximum number of shares of Common Stock that may be awarded for all purposes under the Plan shall be 4,415,000 shares (the “Plan Limit”). 2. Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect. Exhibit 10.5*